EXHIBIT 99.1

SCANDIUM INTERNATIONAL MINING CORP.

1390 IONE PASS TRAIL,

Reno, NEVADA, 89523

June 28, 2022

VIA SEDAR

British Columbia Securities Commission

Alberta Securities Commission

Ontario Securities Commission

Dear Sirs and Mesdames:

RE: REPORT OF VOTING RESULTS

Pursuant to Section 11.3 of National Instrument 51-102 – Continuous Disclosure Obligations, this report briefly describes the matters voted upon and the outcome of the votes at the Annual General Meeting of the shareholders of Scandium International Mining Corp. held on June 28, 2022.

1.	Fixing the Number of Directors at Four. The shareholders approved the number of directors to be fixed at four.

For:	115,979,121
Against:	98,483
Non Voted:	8,130,425

2.	Election of Directors. The following nominees were elected as directors to serve until the next annual general meeting of the shareholders:

William B. Harris	For:	115,767,185
	Withheld/Abstain:	310,419
	Non Voted:	8,130,425

James R. Rothwell	For:	115,870,105
	Withheld/Abstain:	207,499
	Non Voted:	8,130,425

Peter B. Evensen	For:	115,789,185
	Withheld/Abstain:	288,419
	Non Voted:	8,130,425

R. Christian Evensen	For:	115,779,685
	Withheld/Abstain:	297,919
	Non Voted:	8,130,425

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3.	Appointment of Auditors. The shareholders approved the appointment of Davidson & Company LLP as auditors of the Company at a remuneration to be fixed by the Directors.

For:	124,126,624
Withheld/Abstain:	81,405
Non Voted:	0

4.	Advisory Vote on Executive Compensation. The shareholders approved, on an advisory and non-binding basis, the compensation of the Company’s Named Executive Officers.

For:	115,047,118
Against:	1,030,486
Non Voted:	8,130,425

5.

Advisory Vote on Frequency of Advisory Vote on Executive Compensation. The shareholders voted, on an advisory and non-binding basis, a three-year frequency of holding the vote on compensation of the Company’s Named Executive Officers in the future.

1 Year:	5,458,162
2 Year:	103,620
3 Year:	110,219,279
Withheld/Abstain:	296,543
Non Voted:	8,130,425

Yours truly,

SCANDIUM INTERNATIONAL MINING CORP.

/s/ Christian Evensen
Christian Evensen, CFO

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